Exhibit 99.1
Press Release
Liberty Global’s UPC Broadband Division Reaches One Million
Telephony Customer Milestone in Europe
Fast Growth Driven by Expanding VoIP Deployments
World-wide Telephony Customer Base Now Exceeds 2.3 Million
Denver, Colorado, April 19, 2006 – Liberty Global, Inc. (“Liberty Global”) (Nasdaq: LBTYA, LBTYB, LBTYK) announced today that UPC Broadband, its European broadband division, has reached the milestone of one million telephony customers within its European footprint. UPC Broadband has successfully doubled the number of telephony customers over the last 15 months mainly driven by the accelerated growth of VoIP (Voice over IP) based digital telephony service, as UPC Broadband continues to expand its serviceable footprint across new markets. Including the Company’s operations in Japan and the Americas, Liberty Global currently serves more than 2.3 million telephony customers across its global footprint.
The high-quality and attractively-priced UPC Broadband VoIP service represents a real alternative for consumers to the existing telephone services of telecom incumbents. UPC Broadband launched VoIP telephony service in the Netherlands, Hungary, France and Switzerland over the last 18 months and has recently added VoIP services in Austria, Poland and Romania, expanding its footprint to seven European markets. Later this year, UPC Broadband plans to introduce VoIP telephony service in the Czech and Slovak Republics and Ireland. At December 31, 2005, the networks of UPC Broadband in Europe passed approximately 18 million homes, of which approximately 9.3 million were ready to receive telephony service.
For the rollout of VoIP services to residential customers, UPC Broadband has selected a number of key vendors as leading technology partners. Key partners, among others, include Nortel, Siemens, AudioCodes, ARRIS and Scientific-Atlanta.
UPC Broadband is one of the industry’s first cable operators to deploy SIP (Session Initiation Protocol) based VoIP services. This advanced technology platform, implemented across most of UPC Broadband’s VoIP markets, lays the foundation for new feature-rich voice and multimedia services such as presence, instant messaging, video and mobility, taking the first step towards the integration of mobile and fixed telephony.
The deployment of VoIP technology is an integral part of Liberty Global’s strategy to provide enhanced triple play services to its customers. Going forward, the Company is also evaluating the eventual deployment of a VoIP/SIP-based converged product portfolio, including fixed-to-mobile services.
“We are excited about crossing the one million customer milestone in Europe, and the strong growth we are generating from our VoIP deployments around the world. These initiatives are a vital part of our strategy of providing integrated video, voice, and Internet services tailored to the needs of our residential and business customers,” said Mike Fries, President and Chief Executive Officer of Liberty Global. “These vendors have helped us with our packet network transformation in Europe by delivering a solution that supports our next generation SIP-based services.”

Press Release
About Liberty Global
Liberty Global is the leading international cable operator offering advanced video, voice, and Internet-access services to connect our customers to the world of entertainment, communications and information. At December 31, 2005, Liberty Global operated state-of-the-art broadband communications networks that served approximately 15 million customers in 19 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant media and programming businesses such as Jupiter TV in Japan and chellomedia in Europe.
Forward-Looking Statements: Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our plans to continue the expansion of our VoIP footprint, deploy state-of-the-art IP based technology and offer next generation services, including integrated fixed-to-mobile services. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including uncertainties associated with product and service development, changes in technology, competitor responses to new products and services, consumer acceptance of new products and technology and capital requirements. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For more information, please visit www.lgi.com or contact:

Christopher Noyes	Hanne Wolf
Investor Relations – Denver	Corporate Communications – Denver
303.220.6693	303.220.6678

Iván Nash Vila	Bert Holtkamp
Investor Relations – Europe	Corporate Communications – Europe
+41 44 277 97 38	+31 20 778 9447

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